UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                Superior Trust I
                             Superior TeleCom Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                                       51-0386384
                Delaware                               55-2248978
 -------------------------------------              -------------------
 (State of Incorporation or Organization)           (I.R.S. Employer
                                                    Identification no.)

 1790 Broadway, New York, New York                        10019
 ---------------------------------                  ------------------
 (Address of Principal Executive Offices)                (Zip Code)



If this form relates to the registration   If this form relates to the
of a class securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act and is   securities pursuant to Section 12(g)
effective pursuant to General              of the Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. (x)                         A.(d), please check the following
                                           box. ( )

Securities Act registration statement file number to which this form relates: 333-68889

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------

    8 1/2% Trust Convertible Preferred          New York Stock Exchange, Inc.
    Securities of Superior Trust I (and
    the Guarantee by Superior TeleCom Inc.
    with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrants' Securities to be Registered.

     Reference is made to the Registration Statement on Form S-4 (File No. 333-68889) (together with all amendments thereto, the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended, by Superior TeleCom Inc., a Delaware corporation, and Superior Trust I, a Delaware statutory business trust (the "Trust"). There is hereby incorporated herein by reference the description of (i) the 8 1/2% Trust Convertible Preferred Securities (the "Preferred Securities") of the Trust set forth under the heading "Description of the Trust Preferred Securities" in the Registration Statement and (ii) the Guarantee with respect to the Preferred Securities set forth under the heading "Description of the Guarantee Agreement" in the Registration Statement.


Item 2.  Exhibits.

     1. Certificate of Trust of Superior Trust I, as filed on December 9, 1998 (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

     2. Form of Amended and Restated Declaration of Trust of Superior Trust I (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

     3. Form of Indenture for the 8 1/2% Convertible Subordinated Debentures due 2014 (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

     4. Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

                                   SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     SUPERIOR TELECOM INC.


                                     By: /s/ Steven S. Elbaum
                                         Name:  Steven S. Elbaum
                                         Title: Chairman of the Board and
                                                Chief Executive Officer


                                     SUPERIOR TRUST I


Date:  February 26, 1999                By: /s/ Steven S. Elbaum
                                        Name:   Steven S. Elbaum
                                        Title:  Administrative Trustee